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                                                                       EXHIBIT 5

INGERSOLL-RAND                      World Headquarters
                                    -------------------------------------
                                    Ingersoll-Rand Company
                                    Woodcliff Lake, New Jersey 07675-8738



                                 June 15, 1995



Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

Re:  Ingersoll-Rand Company-Registration Statement on Form S-3

Gentlemen:

         I am the Vice President and General Counsel of Ingersoll- Rand Company, a New Jersey corporation (the "Company"), and am familiar with the proposed offering, issuance and sale by the Company of unsecured debt securities having an aggregate principal amount of up to $750,000,000 (the "Securities"). The Securities are described in a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of l933, as amended (the "Act").

         The Securities will be issued in accordance with the provisions of the Indenture dated as of August 1, l986, as supplemented (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus.

         In arriving at the opinions expressed below, I, or attorneys under my supervision in the Law Department of the Company, have examined copies of the Registration Statement (as proposed to be filed) and the Indenture (as supplemented and filed as an exhibit to the Registration Statement). In addition, I, or attorneys under my supervision in the Law Department of the Company, have examined the originals, or copies certified or otherwise identified to my or their satisfaction, of such corporate records of the Company, such certificates of public officials, officers and representatives of the Company and such other certificates and instruments, and have made such investigations of law, as I or they have deemed appropriate as a basis for the opinions hereinafter expressed.
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                       Based on the foregoing, it is my opinion that:

                       1. The Securities have been duly authorized by the Company.

                       2. When the Securities have been duly executed, authenticated and delivered in the form established in or pursuant to any Board Resolution (as such term is defined in the Indenture) or indenture supplemental to the Indenture, and sold as described in the Registration Statement, including the prospectus and supplements thereto relating to the Securities, the Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                       This opinion is limited to the laws (including the corporate laws) of the State of New Jersey and the federal laws of the United States.

                                   Very truly yours,


                                   /s/ Patricia Nachtigal
                                   ----------------------
                                   Patricia Nachtigal
                                   Vice President and
                                   General Counsel





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